Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS

Q2 Net Revenue of $26.6 Million; EPS of $0.03 GAAP and $0.06 Non-GAAP

PLANO, TX, JULY 28, 2008 – Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial results for the second quarter and six months ended June 30, 2008.

Net revenue for the three months ended June 30, 2008 was $26.6 million, a 7% increase compared to net revenue of $24.8 million for the second quarter of 2007, and a 5% increase compared to net revenue of $25.5 million for the first quarter of 2008. Net revenue for the six months ended June 30, 2008 was $52.1 million, an increase of 17% compared to the six months ended June 30, 2007.

On a generally accepted accounting principles (GAAP) basis, net income per diluted share was $0.03 and $0.04 for the second quarter and first six months of 2008, respectively. Non-GAAP net income per diluted share was $0.06 and $0.08 for the second quarter and first six months of 2008, respectively. A reconciliation of this and other non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

“The second quarter represented another record revenue level for Microtune, driven by strong demand in our core cable and automotive markets. Our strong financial performance was capped by a major achievement – the shipment of our 100 millionth silicon TV tuner chip,” said James A. Fontaine, Microtune President and CEO. “While we remain cautious of unforeseen macroeconomic factors, we expect solid revenue growth in the third quarter and for the full year 2008.”

ADDITIONAL FINANCIAL HIGHLIGHTS

•	Q208 gross margin of 50.7%;

•	Q208 net margins of 6% GAAP and 12% non-GAAP;

•	Reduced common stock shares outstanding by 927,000 through $3.7 million of repurchases;

•	Cash and cash equivalents of $82.8 million at June 30 2008.

FINANCIAL OUTLOOK/GUIDANCE

•	Q308 net revenue is expected to be in the range of $27.5 to $29.0 million;

•	Q408 net revenue is expected to be higher than in Q308;

-MORE-

•	Gross margin percentage is expected to be in the range of 49% to 50% for the remaining quarters of 2008;

•	Non-GAAP R&D expenses are expected to grow between 15% and 19% for the full year, with the potential for significant quarter-to-quarter variability due to the timing of wafer fabrication tape-outs;

•	Non-GAAP SG&A expenses are expected to grow between 4% and 7% for the full year;

•	Interest income is expected to be in the range of $440,000 to $490,000 per quarter, excluding the impact of any possible additional share repurchases;

•	Income tax expense is expected to be in the range of $0.6 to $0.7 million for the full year, driven primarily by withholding taxes, alternative minimum taxes and foreign taxes.

BUSINESS HIGHLIGHTS

•

Microtune shipped its 100-millionth silicon TV tuner on June 30, 2008, shipping cumulatively by the end of second quarter approximately one hundred million, sixty four thousand tuner chips. Previously, on February 6, 2007, Microtune announced that it had surpassed the shipment of fifty-million MicroTuner chips, in effect, doubling cumulative product shipments in approximately 16 months.

•

Microtune announced the settlement by the Company with the United States Securities and Exchange Commission (SEC) related to the company’s historical stock option granting practices. Microtune agreed to settle with the SEC, without admitting or denying the allegations in the SEC’s complaint, and the Company was not required to pay a civil penalty or other monetary damages as part of the settlement.

•

Microtune also announced that the United States District Court for the Eastern District of Texas entered a final judgment on June 27, 2008, dismissing the stockholder derivative lawsuit entitled Peter A. Pedroli v. Douglas J. Bartek, et al. (Case No. 4:07-CV-43), filed on January 31, 2007 against Microtune, as a nominal defendant, and certain of Microtune’s current and former officers and directors. Please see “Legal Proceedings” in Part II., Item 1. of the Company’s Form 10-Q for the quarterly period ended June 30, 2008 for a discussion of these and other legal proceedings.

•

The Company announced that its Board of Directors had approved a stock repurchase program, under which Microtune is authorized to repurchase up to $10 million of its outstanding shares of common stock until the end of 2008. The Company has repurchased

-MORE-

and retired approximately 927,000 shares of its common stock at a cost of $3.7 million, and $6.3 million remains available to repurchase common stock under the program in open trading windows and in compliance with U.S. securities laws.

•

Microtune stated that ultra-fast DOCSIS® 3.0 cable modems, featuring its MicroTuner™MT2170 tuner chip, had achieved certification status by CableLabs® for the DOCSIS 3.0 specifications. In its booths this spring at The Cable Show and the SCTE Cable-Tec Expo® 2008, Microtune displayed the certified cable modems of multiple manufacturers.

•

Microtune introduced a new 1-GHz tuner, expanding its portfolio of products for the worldwide cable market. The new MicroTuner™ MT2068, using less than 900 mWatts of power, is a multi-standard tuner that supports lower-power consumption consumer equipment in next-generation all-digital networks.

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Monday, July 28, 2008, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s second quarter 2008 financial results and its outlook for the future.

To participate in the call, interested parties may dial 612-332-0335 (Pass Code: “Earnings”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until August 11, 2008 via the Company’s website or by dialing 320-365-3844 (Access code: 952859).

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007, respectively; its unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2008 and 2007, respectively; its unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2008 and 2007, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, the Company’s Quarterly Report on Form 10-Q for the first quarter of 2008, and the Company’s Quarterly Report on Form 10-Q for the second quarter of 2008 expected to be filed on or about July 28, 2008.

-MORE-

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculations; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative expenses (SG&A). These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Microtune believes the presentation of non-GAAP net income; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculations; non-GAAP R&D expenses; and non-GAAP SG&A expenses included in this release in conjunction with the corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its results of operations with and without the impact of SFAS No. 123R stock-based compensation expenses and fees and expenses relating to the investigation into the Company’s past stock option granting practices, the related financial restatement, ongoing related litigation and regulatory proceedings.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide consumer electronics and automotive electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of appliances and applications. The Company currently holds 80 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. Copyright © 2008 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

Assets	June 30, 2008	December 31, 2007
Current assets:
Cash and cash equivalents	$82,784	$87,537
Accounts receivable, net	13,238	9,489
Inventories	10,854	10,979
Other current assets	3,575	2,313

Total current assets	110,451	110,318

Property and equipment, net	5,668	4,203
Other assets and deferred charges	2,683	2,788

Total assets	$118,802	$117,309

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,391	$4,460
Accrued compensation	2,389	4,634
Accrued expenses	2,605	2,703
Deferred revenue	151	166

Total current liabilities	11,536	11,963

Non-current liabilities	273	122
Commitments and contingencies

Stockholders’ equity	106,993	105,224

Total liabilities and stockholders’ equity	$118,802	$117,309

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenue	$26,612	$24,766	$52,075	$44,564
Cost of revenue	13,133	11,987	26,355	21,932

Gross margin	13,479	12,779	25,720	22,632
Operating expenses:
Research and development	6,419	5,819	12,436	11,669
Selling, general and administrative	5,514	6,043	11,473	12,659

Total operating expenses	11,933	11,862	23,909	24,328

Income (loss) from operations	1,546	917	1,811	(1,696)
Other income (expense):
Interest income	383	1,187	909	2,228
Foreign currency gains (loss), net	(65)	53	75	92
Other	7	19	9	25

Income before income taxes	1,871	2,176	2,804	649
Income tax expense	145	43	426	61

Net income	$1,726	$2,133	$2,378	$588

Net income per common share:
Basic	$0.03	$0.04	$0.04	$0.01

Diluted	$0.03	$0.04	$0.04	$0.01

Weighted-average common shares outstanding:
Basic	54,271	53,644	54,205	53,543

Diluted	55,764	54,521	56,248	54,267

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2008	2007
Operating activities:
Net income	$2,378	$588
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	943	725
Foreign currency gains, net	(75)	(92)
Stock-based compensation	2,390	3,006
Loss on disposal of assets	17	1
Changes in operating assets and liabilities:
Accounts receivable, net	(3,749)	(2,872)
Inventories	125	259
Other assets	(1,157)	398
Accounts payable	1,567	733
Accrued expenses	(299)	(261)
Accrued compensation	(2,245)	492
Deferred revenue	(15)	114
Other liabilities	9	11

Net cash provided by (used in) operating activities	(111)	3,102
Investing activities:
Purchases of property and equipment	(1,718)	(512)
Proceeds from sale of available-for-sale investments	—	12,150
Purchase of available-for-sale investments	—	(14,000)

Net cash used in investing activities	(1,718)	(2,362)
Financing activities:
Proceeds from issuance of common stock	953	981
Surrender of common stock by employees for payroll taxes	(277)	—
Repurchase and retirement of common stock, including direct expenses	(3,675)	—

Net cash provided by (used in) financing activities	(2,999)	981
Effect of foreign currency exchange rate changes on cash	75	92

Net increase (decrease) in cash and cash equivalents	(4,753)	1,813
Cash and cash equivalents at beginning of period	87,537	38,010

Cash and cash equivalents at end of period	$82,784	$39,823

Non-cash investing activities:
Investment in enterprise software and equipment	$(707)	$—

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Net revenue	$26,612	$25,463	$22,764	$23,813	$24,766
Silicon	72%	76%	78%	77%	80%
Modules	28%	24%	22%	23%	20%

Net revenue by market
Cable	69%	71%	67%	65%	72%
Automotive	27%	24%	22%	22%	20%
Digital Television	3%	5%	10%	12%	7%
Other	1%	0%	1%	1%	1%

Net revenue by geography
Asia Pacific	43%	46%	41%	46%	41%
North America	32%	32%	36%	32%	37%
Europe	24%	22%	23%	22%	22%
Other	1%	—	—	—	—

Ten percent customers (net revenue)(1)(4)
Cisco	28%	27%	33%	28%	35%
Panasonic	13%	12%	*	*	*
Unihan(2) (3)	12%	18%	10%	23%	21%
Samsung	10%	10%	*	*	*

Net revenue from top 10 customers (4)	87%	86%	83%	83%	85%

As a percent of net revenue
Gross margin	50.7%	48.1%	51.9%	50.4%	51.6%
Research and development	24.1%	23.6%	27.4%	24.3%	23.5%
Selling, general and administrative	20.7%	23.4%	28.5%	25.9%	24.4%

(1) Data included only in instances where customers were 10% or greater of net revenue.

(2) A wholly-owned subsidiary of Asustek Computer.

(3) Primarily for the benefit of ARRIS Group, Inc.

(4) Includes respective manufacturing subcontractors.

* Less than 10% of our net revenue.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands, except days sales outstanding, inventory turns and total employees)

(unaudited)

	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Cash and cash equivalents	$82,784	$84,507	$87,537	$84,261	$39,823
Short-term investments	—	—	—	—	46,600

Total cash and investments	$82,784	$84,507	$87,537	$84,261	$86,423

Raw materials	$409	$154	$85	$50	$54
Work-in-process	3,893	5,118	3,544	4,090	3,910
Finished goods	6,552	5,911	7,350	6,066	4,765

Total inventory	$10,854	$11,183	$10,979	$10,206	$8,729

Inventory turns (annualized)	4.8	4.7	4.0	4.6	5.5

Accounts receivable, net	$13,238	$12,428	$9,489	$11,400	$9,481

Days sales outstanding (DSO)	45	44	38	43	34

Common shares outstanding	53,581	54,250	53,999	53,809	53,698

Weighted-average common shares outstanding for the quarter ended
Basic	54,271	54,138	53,927	53,753	53,644
Diluted	55,764	56,759	53,927	56,596	54,521

Total employees	217	205	206	206	202

Microtune, Inc.

STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123R

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Cost of revenue	$10	$5	$8	$11	$11

Research and development	531	358	585	654	555
Selling, general and administrative	795	691	864	968	984

Total stock-based compensation expense included in operating expenses	1,326	1,049	1,449	1,622	1,539

Total stock-based compensation expense	$1,336	$1,054	$1,457	$1,633	$1,550

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2008 (1)	March 31, 2008 (2)	December 31, 2007	September 30, 2007	June 30, 2007
Total investigation, restatement and litigation expense (benefit) included in selling, general and administrative expenses	$54	$(302)	$769	$690	$418

(1) Amounts in the second quarter of 2008 are net of $0.3 million in professional fees reimbursed by our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ insurance policy have been excluded from this amount.

(2) Amounts in the first quarter of 2008 are net of $0.2 million in professional fees reimbursed by our directors’ and officers’ liability insurance and include a benefit of $0.4 million for taxes and interest accrued in excess of amounts paid the IRS upon completion of its examination of our payroll tax returns for 2003 through 2006. Periods prior to the three months ended March 31, 2008 did not include any reimbursements under our directors’ and officers’ liability insurance. Amounts expected to be reimbursed under our directors’ and officers’ insurance policy have been excluded from this amount.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP research and development	$6,419	$5,819	$12,436	$11,669
Stock-based compensation expense	531	555	889	1,209
Benefit relating to investigation, restatement and litigation	—	—	(258)	—

Non-GAAP research and development	$5,888	$5,264	$11,805	$10,460

GAAP selling, general and administration	$5,514	$6,043	$11,473	$12,659
Stock-based compensation expense	795	984	1,486	1,776
Expense relating to investigation, restatement and litigation	54	418	14	1,668

Non-GAAP selling, general and administration	$4,665	$4,641	$9,973	$9,215

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES

(in thousands)

(unaudited)

Estimate for Year Ending December 31, 2008
Estimated GAAP research and development expense	$26.1 to $27.4 million
Estimated stock-based compensation expense	$1.6 to $2.1 million
Estimated Non-GAAP research and development expense	$24.5 to $25.3 million

Implied year-over-year growth rate	15% to 19%

Estimated GAAP selling, general and administration expense	$22.0 to $23.1 million
Estimated stock-based compensation expense	$2.7 to $3.2 million
Estimated expenses relating to investigation, restatement and litigation*	Insignificant
Estimated Non-GAAP selling, general and administration expense	$19.3 to $19.9 million

Implied year-over-year growth rate	4% to 7%

*	Expected to be insignificant due to anticipated insurance reimbursement

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
GAAP net income	$1,726	$2,133	$2,378	$588
Stock-based compensation expense	1,336	1,550	2,390	3,006
Expense (benefit) relating to investigation, restatement and litigation	54	418	(248)	1,668

Non-GAAP net income	$3,116	$4,101	$4,520	$5,262

Basic net income per share:
GAAP	$0.03	$0.04	$0.04	$0.01

Non-GAAP	$0.06	$0.08	$0.08	$0.10

Diluted net income per share:
GAAP	$0.03	$0.04	$0.04	$0.01

Non-GAAP	$0.06	$0.07	$0.08	$0.09

Weighted-average common shares outstanding used in basic net income per share calculation:
GAAP	54,271	53,644	54,205	53,543
Non-GAAP	54,271	53,644	54,205	53,543

Weighted-average common shares outstanding used in diluted net income per share calculation:
GAAP	55,764	54,521	56,248	54,267
Non-GAAP	56,073	56,532	56,982	56,327

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME PER SHARE

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Weighted-average common shares outstanding used in basic net income per share calculation – GAAP and Non-GAAP	54,271	53,644	54,205	53,543

Weighted-average common shares outstanding used in diluted net income per share calculation – GAAP	55,764	54,521	56,248	54,267
Incremental common equivalent shares	309	2,011	734	2,060

Weighted-average common shares outstanding used in diluted net income per share calculation – Non-GAAP	56,073	56,532	56,982	56,327